UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange
2016 Series A 5.25% Enhanced Junior Subordinated Notes	DRUA	New York Stock Exchange
2019 Series A Corporate Units	DCUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2020, Mr. John W. Harris informed the Board of Directors (the “Board”) of Dominion Energy, Inc. (“Dominion Energy”) of his retirement from the Board, effective November 5, 2020. Mr. Harris’s resignation is not the result of any disagreement with Dominion Energy.

On November 4, 2020, Mr. Robert H. Spilman, Jr. was elected as Lead Director of the Board, effective November 5, 2020, to succeed Mr. Harris.

Also on November 4, 2020, the Board of Dominion Energy elected Mr. Robert M. Blue to the Board, effective November 5, 2020, to serve until the next annual election of Directors.  Mr. Blue currently serves as President and Chief Executive Officer of Dominion Energy and will not receive any additional compensation for his service on the Board.

Mr. Blue’s brother, Mr. Thomas D. Blue, Jr., is a partner at a law firm Dominion Energy has hired, in the ordinary course of business, to perform legal services.  In 2020, year-to-date, Dominion Energy has made aggregate payments to said law firm of approximately $156,000 for legal services.

Item 9.01	Financial Statements and Exhibits

Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Date:  November 5, 2020